SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934


Date of Report (Date of earliest event reported): July 10, 1998


                                OrthoLogic Corp.
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             (Exact name of registrant as specified in its charter)

            Delaware                           0-21214                              86-0585310
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(State or other jurisdiction of        (Commission File Number)            (IRS Employer Identification
         incorporation)                                                               Number)

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                1275 West Washington Street, Tempe, Arizona 85281
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                    (Address of principal executive offices)

Registrant's telephone number, including area code: (602) 437-5520

                                 Not Applicable
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         (Former name or former address, if changed since last report.)
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Item 5.           Other Events

         On July 13, 1998, the Company issued 15,000 shares of its Series B Convertible Preferred Stock and related Warrants in a private placement to institutional investors. The Company estimates the net proceeds of the offering, after expenses, to be approximately $14 million. The Series B Convertible Preferred Stock is subject to the terms and conditions of the Certificate of Designation attached hereto as Exhibit 3.1. The Warrants are subject to the terms and conditions of the form of Warrant attached hereto as Exhibit 4.1. Pursuant to a Registration Rights Agreement attached as Exhibit 4.2, the Company has agreed to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of Common Stock issuable pursuant to the terms of the Series B Preferred Stock and related Warrants. The terms of the private placement are more fully set forth in the Securities Purchase Agreement attached hereto as Exhibit 10.1.

Item 7.           Financial Statements and Exhibits.

                  (c)      Exhibits


                    Exhibit Number                    Description
                    --------------           -----------------------------
                         3.1                 Certificate of Designation
                         4.1                 Form of Warrant
                         4.2                 Registration Rights Agreement
                        10.1                 Securities Purchase Agreement
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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         ORTHOLOGIC CORP.



Dated: July 13, 1998                     /s/ Thomas R. Trotter
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                                         Thomas R. Trotter
                                         Chief Executive Officer and President
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